EXHIBIT A
                                                                     ---------


                      APPLIED SCIENCE AND TECHNOLOGY, INC.

                       1993 STOCK OPTION PLAN (AS AMENDED)


                                    ARTICLE I
                               PURPOSE OF THE PLAN

         The purpose of this Plan is to encourage and enable employees, consultants, directors and others who are in a position to make significant contributions to the success of APPLIED SCIENCE AND TECHNOLOGY, INC. and of its Affiliated Corporations upon whose judgment, initiative and efforts the Corporation depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Corporation by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder, thereby stimulating their efforts on behalf of the Corporation and strengthening their desire to remain involved with the Corporation. Any person designated to participate in the Plan is referred to as a "Participant."

                                   ARTICLE II
                                   DEFINITIONS

         2.1 "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

         2.2      "Award" means an Option granted under Article V.

         2.3 "Board" means the Board of Directors of the Corporation or, if one or more has been appointed, a Committee of the Board of Directors of the Corporation.

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         2.4 "Code"  means the Internal  Revenue  Code of 1986,  as amended from time to time.

         2.5 "Committee" means a Committee composed solely of two or more Non-Employee Directors appointed by the Board to administer the Plan.

         2.6 "Corporation" means APPLIED SCIENCE AND TECHNOLOGY, INC., a Delaware corporation, or its successor.

         2.7 "Employee" means any person who is a regular full-time or part-time employee of the Corporation or an Affiliated Corporation on or after the effective date of the Plan.

         2.8 "Incentive Stock Option" ("ISO") means an option that qualifies as an incentive stock option as defined in Section 422 of the Code, as amended.

         2.9 "Non-Employee Director" means (unless otherwise provided under Rule 16b-3 of the Securities Exchange Act of 1934) a member of the Board who is not currently an officer or Employee of the Corporation.

         2.10 "Non-Qualified Option" means any option not intended to qualify as an Incentive Stock Option.

         2.11 "Option" means an Incentive Stock Option or Non-Qualified Option granted by the Board under Article V of this Plan in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Board may establish. Except as otherwise expressly provided with respect to an Option grant, no Option granted pursuant to the Plan shall be an Incentive Stock Option.

         2.12 "Participant" means a person selected by the Board or by the Committee to receive an award under the Plan.

         2.13     "Plan" means this 1993 Stock Option Plan, as amended.

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         2.14  "Restricted  Period"  means the  period of time  selected  by the
Committee during which an award may be forfeited by the Participant.

         2.15 "Stock" means the Common Stock, $.01 par value, of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article X.















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                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

         3.1 Administration by Board. This Plan shall be administered by the Board of Directors of the Corporation. The Board may, from time to time, in its discretion delegate any of its functions under this Plan to one or more Committees. All references in this Plan to the Board shall also include the Committee or Committees, if one or more have been appointed by the Board. From time to time the Board may increase the size of the Committee or committees and appoint additional Directors as members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee or committees and thereafter directly administer the Plan. No member of the Board or a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted under it.

         If a Committee is appointed by the Board, a majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee under the Plan shall be made by a majority of its members and may be made without notice or meeting of the Committee by a writing signed by a majority of Committee members.

         3.2 Powers. The Board of Directors and/or any Committee appointed by the Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:









                                   -4-






         (a)      The power to grant Awards conditionally or unconditionally,

         (b) The power to prescribe the form or forms of any instruments evidencing Awards granted under this Plan,

         (c)      The power to interpret the Plan,

         (d) The power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe and rescind regulations for interpretation, management and administration of the Plan,

         (e) The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish,

         (f) The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose, and

         (g) The power to engage the services of persons, companies, or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

         3.3 Additional Powers. In addition, as to each Option to buy Stock of the Corporation, the Board or any Committee appointed by it shall have full and final authority in its discretion: (a) to determine the number of shares of Stock subject to each Option; (b) to determine the time or times at which Options will be granted; (c) to determine the option price of the shares of Stock subject to each Option, which price shall be not less than the minimum price specified in Article V of this Plan; (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period (including the acceleration of any



                                      -6-







exercise period), which shall not exceed the maximum period specified in Article V; (e) to determine whether each Option granted shall be an Incentive Stock Option or a Non-Qualified Option; and (f) to waive, generally and in particular instances, compliance by a Participant with any obligation to be performed by him under an Option, to waive any condition or provision of an Option, and to amend or cancel any Option (and if an Option is canceled, to grant a new Option on such terms as the Board may specify), except that the Board may not take any action with respect to an outstanding option that would adversely affect the rights of the Participant under such Option without such Participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Article X.

         In no event may the Corporation grant an Employee any Incentive Stock Option that is first exercisable during any one calendar year to the extent the aggregate fair market value of the Stock (determined at the time the options are granted) exceeds $100,000 (under all stock option plans of the Corporation and any Affiliated Corporation); provided, however, that this paragraph shall have no force and effect if its inclusion in the Plan is not necessary for Incentive Stock Options issued under the Plan to qualify as such pursuant to Section 422(d)(1) of the Code.
                                   ARTICLE IV
                                   ELIGIBILITY

         4.1 Eligible Employees. All Employees (including Directors who are Employees) are eligible to be granted Incentive Stock Option and Non-Qualified Option Awards under this Plan. Incentive Stock Options shall be granted only to Employees.

         4.2 Consultants, Directors and other Non-Employees. Any consultant, Director (whether or not an Employee) and any other non-employee is eligible to be granted


                                      -6-









Non-Qualified Option Awards under the Plan, provided the person has not irrevocably elected to be ineligible to participate in the Plan.

         4.3 Relevant Factors. In selecting individual Employees, consultants, Directors and other non-employees to whom Awards shall be granted, the Board shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in Article I. An individual who has been granted an Award may be granted one or more additional Awards, if the Board so determines. The granting of an Award to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Awards.

                                    ARTICLE V
                               STOCK OPTION AWARDS

        5.1 Number of Shares. Subject to the provisions of Article X of this Plan, the aggregate number of shares of Stock for which Options may be granted under this Plan shall not exceed 1,500,000 shares. The shares to be delivered upon exercise of Options under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.








                                      -7-



         Stock issuable upon exercise of an Option granted under the Plan may be
subject  to  such   restrictions  on  transfer,   repurchase   rights  or  other
restrictions as shall be determined by the Board of Directors.

         5.2 Effect of Expiration, Termination or Surrender. If an Option under this Plan shall expire or terminate unexercised as to any shares covered thereby, or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Options under the Plan, such shares shall thereafter be available for the granting of other Options under this Plan, subject to the limits set forth in
Section 5.1 hereof.

         5.3 Term of Options. The full term of each Option granted hereunder shall be for such period as the Board shall determine. In the case of Incentive Stock Options granted hereunder, the term shall not exceed ten (10) years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.3 and 6.4. Notwithstanding the foregoing, the term of Options intended to qualify as Incentive Stock Options shall not exceed five (5) years from the date of granting thereof if such Option is granted to any Employee who at the time such Option is granted owns, directly or indirectly, or is deemed to own by reason of the attribution rules set forth in
Section 425(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation and its Affiliated Corporations (a ATen-Percent Shareholder@).

         5.4 Option Price. The Option price shall be determined by the Board at the time any Option is granted. In the case of Incentive Stock Options, the exercise price shall not be less than l00% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted (but in no event less than par value), provided that no Incentive Stock Option





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shall be granted  hereunder  to any Employee  who is a  Ten-Percent  Shareholder
unless the Incentive Stock Option price equals not less than 110% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted. In the case of Non-Qualified Stock Options, the exercise price shall not be less than 85% of fair market value.

         5.5 Fair Market Value. If, at the time an Option is granted under the Plan, the Corporation's Stock is publicly traded, then "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which the Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is then traded on the NASDAQ National Market System; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market System. However, if the Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Stock as determined in good faith by the Board after taking into consideration all factors that it deems appropriate, including without limitation, recent sale and offer prices of the Stock in private transactions negotiated at arm's length.

         5.6 Non-Transferability of Options. No Incentive Stock Option granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such Incentive Stock Option may be exercised during the grantee's lifetime only by the grantee.



                                      -9-






         5.7 Foreign Nationals. Awards may be granted to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

                                   ARTICLE VI
                               EXERCISE OF OPTION

         6.1 Exercise. Each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. The Board shall have the right to accelerate the date of exercise of any option, provided that, the Board shall not accelerate the exercise date of any Incentive Stock Option without the optionee's prior written consent if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code.

         6.2 Notice of Exercise. A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price can be paid partly or completely in shares of the
Corporation's stock valued at Fair Market Value as defined in Section 5.5 hereof, or by any such other lawful consideration as the Board may determine. Until such person has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any of such shares.

         6.3 Option Unaffected by Change in Duties. No Incentive Stock Option (and, unless


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otherwise determined by the Board of Directors,  no Non-Qualified Option granted to a person who is, on the date of the grant, an Employee of the Corporation or an Affiliated Corporation) shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continues to be an Employee. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Affiliated Corporation to continue the employment of the optionee after the approved period of absence.

         If the optionee shall cease to be an Employee for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Board may provide in the instrument evidencing any Option that the Board may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option; and (ii) unless the Board shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate upon the earlier of (A) the expiration of the original term of the Option; or (B) where such cessation of employment is on account of disability, the expiration of one year from the date of such cessation of employment and, otherwise, the expiration of three months from such date. For purposes of


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the




















                                      -12-






Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

         In the case of a Participant who is not an employee, provisions relating to the exercisability of an Option following termination of service shall be specified in the award. If not so specified, all Options held by such Participant shall terminate on termination of service to the Corporation.

         6.4 Death of Optionee. Should an optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Options theretofore granted, may, unless otherwise provided by the Board in any instrument evidencing any Option, exercise such Options at any time prior to one year from the date of death; provided, that such Option or Options shall expire in all events no later than the last day of the original term of such Option; provided, further, that any such exercise shall be limited to the purchase rights which have accrued as of the date when the optionee ceased to be an Employee, whether by death or otherwise, unless the Board provides in the instrument evidencing such Option that, in the discretion of the Board, additional shares covered by such Option may become subject to purchase immediately upon the death of the optionee.

                                   ARTICLE VII
                         TERMS AND CONDITIONS OF OPTIONS

         Options shall be evidenced by instruments (which need not be identical) in such forms as the Board may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles V and VI hereof and may contain such other provisions as the


                                      -13-












Board deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Board may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to Incentive Stock Options, or to such other termination and cancellation provisions as the Board may determine. The Board may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

                                  ARTICLE VIII
                                  BENEFIT PLANS

         Awards under the Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated
Corporation, except as the Board may from time to time expressly provide. Neither the Plan, an Option or any instrument evidencing an Option confers upon any Participant any right to continue as an Employee of, or consultant or advisor to, the Corporation or an Affiliated Corporation or affect the right of the Corporation or any Affiliated Corporation to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profits granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Corporation to the Participant by contract or otherwise.


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                                   ARTICLE IX
                      AMENDMENT, SUSPENSION OR TERMINATION
                                   OF THE PLAN

         The Board may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted after Plan termination. The Board may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by stockholders of the Corporation:

         (a) Except as provided in Article X relative to capital changes, the number of shares as to which Options may be granted pursuant to Article V;

         (b) The requirements as to eligibility for participation in the Plan.

         Awards granted prior to suspension or termination of the Plan may not be canceled solely because of such suspension or termination, except with the consent of the grantee of the Award.

                                    ARTICLE X
                          CHANGES IN CAPITAL STRUCTURE

         The instruments evidencing Options granted hereunder shall be subject to adjustment in the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of Stock issued and outstanding on the effective date of such change. Such adjustment to outstanding Options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. In the event of any such change, the aggregate


                                      -15-







number and classes of shares for which  Options may  thereafter be granted under
Section 5.1 of this Plan may be appropriately adjusted as determined by the Board so as to reflect such change.

         Notwithstanding  the foregoing,  any adjustments  made pursuant to this
Article X with respect to Incentive Stock Options shall be made only after the Board, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Board determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

         In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

         Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

         No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.


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                                   ARTICLE XI
                       EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan shall become effective on September 1, 1993. The Plan shall continue until such time as it may be terminated by action of the Board or the Committee; provided, however, that no Options may be granted under this Plan on or after the tenth anniversary of the date on which the Plan was adopted by the Board.

                                   ARTICLE XII
                      CONVERSION OF ISOS INTO NON-QUALIFIED
                          OPTIONS; TERMINATION OF ISOS

         The Board, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options, that have not been exercised on the date of conversion, into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Corporation or an Affiliated Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of such Options. At the time of such conversion, the Board or the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board or the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board or the Committee takes appropriate action. The Board, with the consent of the optionee, may also terminate any portion of any


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Incentive  Stock  Option  that  has  not  been  exercised  at the  time  of such termination.

                                  ARTICLE XIII
                              APPLICATION OF FUNDS

         The proceeds received by the Corporation from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

                                   ARTICLE XIV
                             GOVERNMENTAL REGULATION

         The Corporation's obligation to sell and deliver shares of Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

                                   ARTICLE XV
                     WITHHOLDING OF ADDITIONAL INCOME TAXES

         Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in Article XVI) the Corporation, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Board in its discretion may condition the exercise of an Option on the payment of such additional withholding taxes.

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                                   ARTICLE XVI
               NOTICE TO CORPORATION OF DISQUALIFYING DISPOSITION

         Each Employee who receives an Incentive Stock Option must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the employee was granted the Incentive Stock Option or (b) one year after the date the Employee acquired Stock by exercising the Incentive Stock Option. If the Employee has died before such Stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

                                  ARTICLE XVII
                         CONDITIONS ON DELIVERY OF STOCK

         The Corporation shall not be obligated to deliver any shares of Stock pursuant to Options granted under the Plan until, (a) in the opinion of the Corporation's counsel, all applicable federal and state laws and regulations have been complied with, and (b) all other legal matters in connection with the issuance and delivery of such shares have been approved by the Corporation's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Corporation may require, as a condition to exercise of the option, such representations or agreements as counsel for the Corporation may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

                                  ARTICLE XVIII

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                           GOVERNING LAW; CONSTRUCTION

         The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware (without regard to the conflict of law principles thereof). In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


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